Exhibit 21.1

LIST OF SUBSIDIARIES OF

TTM TECHNOLOGIES, INC.

Name of Subsidiary	State/Country of Incorporation	Parent
Power Circuits, Inc.	California	TTM Technologies, Inc.
TTM Advanced Circuits, Inc.	Minnesota	TTM Technologies, Inc.
TTM Printed Circuit Group, Inc.	Delaware	TTM Technologies, Inc.
TTM Technologies International, Inc.	Delaware	TTM Technologies, Inc.
Viasystems Group, Inc.	Delaware	TTM Technologies, Inc.
TTM Technologies International (Switzerland) GmbH	Switzerland	TTM Technologies International, Inc.
TTM Iota Limited	Bermuda	TTM Technologies International (Switzerland) GmbH
TTM Technologies (Shanghai) Co. Ltd.	China	TTM Iota Limited
TTM Technologies (Asia Pacific) Limited	Hong Kong	TTM Technologies International, Inc.
MTG Flex (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
OPC Flex Limited	Hong Kong	MTG Flex (BVI) Limited
OPC Flex (HK) Limited	Hong Kong	MTG Flex (BVI) Limited
MTG (PCB) No. 2 (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
Meadville Aspocomp (BVI) Holdings Limited	British Virgin Islands	MTG (PCB) No. 2 (BVI) Limited
Meadville Aspocomp Limited	Hong Kong	Meadville Aspocomp (BVI) Holdings Limited
Meadville Aspocomp International Limited	Hong Kong	Meadville Aspocomp (BVI) Holdings Limited
Asia Rich Enterprises Limited	British Virgin Islands	Meadville Aspocomp (BVI) Holdings Limited
Aspocomp Electronics India Private Limited	India	Asia Rich Enterprises Limited
MA Investment Holding Limited	Hong Kong	Meadville Aspocomp (BVI) Holdings Limited
MTG Management (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
Oriental Printed Circuits (USA), Inc.	Delaware	MTG Management (BVI) Limited
Oriental Printed Circuits Limited	Hong Kong	MTG Management (BVI) Limited
Oriental Printed Circuits, Inc.	California	Oriental Printed Circuits Limited
Meadville International Trading (Shanghai) Co., Ltd.	China	Oriental Printed Circuits Limited
TTM Technologies Enterprises (HK) Limited	Hong Kong	MTG Management (BVI) Limited
State Link Trading Limited	British Virgin Islands	MTG Management (BVI) Limited
MTG PCB (BVI) Limited	British Virgin Islands	TTM Technologies (Asia Pacific) Limited
TTM Technologies China Limited	Hong Kong	MTG PCB (BVI) Limited
OPC Manufacturing Limited	Hong Kong	TTM Technologies China Limited
Circuit Net Technology Limited	British Virgin Islands	TTM Technologies China Limited
Guangzhou Meadville Electronics Co., Ltd.	China	TTM Technologies China Limited
Shanghai Meadville Science & Technology Co., Ltd.	China	TTM Technologies China Limited
Shanghai Meadville Electronics Co., Ltd.	China	TTM Technologies China Limited
Shanghai Kaiser Electronics Co., Ltd.	China	TTM Technologies China Limited
Meadville Innovations (Shanghai) Co., Ltd.	China	TTM Technologies China Limited
Dongguan Meadville Circuits Limited	China	TTM Technologies China Limited
TTM Technologies Trading (Guangzhou) Co., Ltd.	China	TTM Technologies China Limited
Oriental Printed Circuits Singapore Pte. Limited	Singapore	MTG Management (BVI) Limited
Viasystems, Inc.	Delaware	Viasystems Group, Inc.

Name of Subsidiary	State/Country of Incorporation	Parent
Viasystems Technologies Corp., L.L.C.	Delaware	Viasystems, Inc.
Coretec Building Inc.	Colorado	Viasystems Technologies Corp., L.L.C.
DDi Cleveland Holdings Corp.	Delaware	Viasystems Technologies Corp., L.L.C.
DDi Electronics Services (Shenzhen) Co. Ltd.	China	Viasystems Technologies Corp., L.L.C.
Wirekraft Industries, LLC	Delaware	Viasystems Technologies Corp., L.L.C.
Viasystems Europe Limited	United Kingdom	Viasystems Technologies Corp., L.L.C.
Merix Caymans Trading Company Limited	Cayman Islands	Viasystems Technologies Corp., L.L.C.
Viasystems Toronto, Inc.	Ontario	Viasystems Technologies Corp., L.L.C.
Trumauga Properties, Ltd.	Ohio	DDi Cleveland Holdings Corp.
Viasystems Asia Limited	Hong Kong	Merix Caymans Trading Company Limited
Viasystems Canada Holdings, ULC	Nova Scotia	Merix Caymans Trading Company Limited
Viasystems Services (Singapore) PTE Ltd.	Singapore	Merix Caymans Trading Company Limited
Merix Printed Circuits (Huizhou) Limited	China	Viasystems Services (Singapore) PTE Ltd.
Merix Printed Circuits Technology Limited	China	Viasystems Services (Singapore) PTE Ltd.
Viasystems (BVI) Limited	British Virgin Islands	Merix Caymans Trading Company Limited
Termbray Circuit Board Company Limited	Hong Kong	Viasystems (BVI) Limited
Kalex Circuit Board (Guangzhou) Limited	Hong Kong	Termbray Circuit Board Company Limited
Guangzhou Termbray Circuit Board Limited	China	Kalex Circuit Board (Guangzhou) Limited
Viasystems (South China) Company Limited	Hong Kong	Viasystems (BVI) Limited
Viasystems EMS (Hong Kong) Company Limited	Hong Kong	Viasystems (BVI) Limited
Viasystems Kalex Printed Circuit Board Limited	Hong Kong	Viasystems (BVI) Limited
Termbray Laminate Company Limited	Hong Kong	Viasystems (BVI) Limited
Viasystems Asia Pacific Property (B.V.I.) Limited	British Virgin Islands	Viasystems (BVI) Limited
Viasystems Asia Pacific Company Limited	Hong Kong	Viasystems (BVI) Limited
Kalex Circuit Board (China) Limited	Hong Kong	Viasystems (BVI) Limited
Guangzhou Kalex Laminate Company Limited	China	Termbray Laminate Company Limited
Guangzhou Viasystems Commercial Technology Co. Limited	China	Viasystems Asia Pacific Property (B.V.I.) Limited
Qingdao Viasystems Telecommunications Technologies Co. Ltd.	China	Viasystems Asia Pacific Company Limited
Viasystems EMS (Shenzhen) Co. Ltd.	China	Viasystems Asia Pacific Company Limited
Shanghai Viasystems EMS Co. Ltd.	China	Viasystems Asia Pacific Company Limited
Guangzhou Termbray Electronics Technologies Company Limited	China	Kalex Circuit Board (China) Limited
Kalex Multilayer Circuit Board (Zhongshan) Ltd.	China	Kalex Circuit Board (China) Limited
Zhongshan Viasystems Printed Circuit Board Company Limited	China	Kalex Circuit Board (China) Limited